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                                                                   EXHIBIT 10.13
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                             REPURCHASE AGREEMENT
                             --------------------

      This Agreement is made and entered into this 21st day of September, 1998 by and between Convergent Networks, Inc., a Delaware corporation with its principal place of business in Tewksbury, Massachusetts (the "Company"), and Kenneth MacLure ("Participant").

                                  WITNESSETH:
                                  ----------

      WHEREAS, Company has granted to Participant the right to purchase, and Participant has this day (the "Closing Date"), purchased 63,000 shares of the Company's common stock, par value $.00001 per share, (the "Shares") pursuant to the Company's 1998 Restricted Stock Purchase Plan (the "Plan"); and

      WHEREAS, the Plan requires that the Company have the right to repurchase the Shares for up to five (5) years after either the Closing Date or the Vesting Reference Date as defined in the Plan (the "Vesting Reference Date");

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto hereby agree as follows:

      1.  The Vesting Reference Date shall be October 1, 1998.   In the event
Participant's involvement with Company terminates for any reason whatsoever, whether due to voluntary or involuntary action, death, disability or otherwise, within five (5) years after the Vesting Reference Date, Company shall have the right to repurchase all or a portion of the Shares in accordance with the following:

      Prior to the first anniversary date of the Vesting Reference Date (the "First Anniversary Date") one hundred percent (100%) of the Shares are subject to repurchase. On the First
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Anniversary Date, twenty percent (20%) of the Shares subject to repurchase hereunder shall vest (i.e. shall no longer be subject to repurchase) ("Vest") such that eighty percent (80%) of the Shares are subject to repurchase. Thereafter additional Shares shall Vest on a quarterly basis such that each quarter after the First Anniversary five percent (5%) of said Shares shall Vest and the number of Shares subject to repurchase shall decrease by like amount (5%) on a per quarter basis.

    2. In the event the Company desires to exercise such repurchase rights, the Company shall do so by furnishing all notices required by Section 3.2 of a certain Escrow Agreement dated
                               -------------------------------------------------
  among the Company, Hutchins, Wheeler & Dittmar, A Professional Corporation and a series of individuals who purchased the Company's common stock pursuant to the Plan or under the Company's 1998 Restricted Stock Purchase Plan (the "Escrow Agreement").

    3. The purchase price for any repurchase by the Company hereunder shall be that percentage of the aggregate Exercise Price paid for the Shares which equals the percentage of the Shares which have not Vested as of the date of such repurchase.

    4. Upon the Company's receipt of the materials under the Escrow Agreement required to effect a repurchase, the Company shall pay Participant the purchase price determined pursuant to Paragraph 3 hereof.

    5. In the event of a Change of Control (as defined in the Plan) of the Company, the Participant will automatically receive eighteen (18) months accelerated vesting. Any remaining unvested Shares shall continue to vest at a quarterly rate of 5% of the Shares originally issued.

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    6.  In the event of any ambiguity or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall govern and be controlling.

    7. All notices given hereunder shall be in writing and sent by certified mail, return receipt requested, addressed as follows, provided that a party may change its notice address by notice thereof:

      If to Company:            Convergent Networks, Inc.
                                2 Highwood Drive
                                Tewksbury, MA  01876
                                Attn: Chief Executive Officer

      If to Participant:        To the address set forth below the Participant's
                                signature on the signature page hereto.

      8. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      9. This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes any prior or contemporaneous agreements and understandings in connection therewith. This Agreement may be amended, waived or revoked only by a written instrument executed by both parties.

      10. Capitalized terms used herein but not otherwise defined herein shall have those meanings ascribed to them in the Plan.

                            * * * * * * * * * * * *

                                      -3-
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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal in duplicate originals as of the date first written above.

CONVERGENT NETWORKS, INC.              PARTICIPANT


By: /s/ Bing Yang                      /s/ Kenneth MacLure
    -------------------------------    ---------------------------------------
    Name:  Bing Yang                   Name:    Kenneth MacLure
    Title: President                   Address: 40 Saddleback Drive
                                                Wrentham, MA 02093

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